UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2007

Smithway Motor Xpress Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-20793	42-1433844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2031 Quail Avenue, Fort Dodge, Iowa		50501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(515) 576-7418

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2007, Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), Western Express, Inc., a Tennessee corporation ("Buyer"), and Western Express Acquisition Corporation, a Nevada corporation ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into the Company with the Company surviving as a wholly-owned subsidiary of Buyer (the "Merger"). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the common stock of the Company, par value $.01 per share (the "Shares"), will be converted into and represent the right to receive $10.63 in cash. The Merger Agreement has been approved by the respective Boards of Directors of the Company and Buyer and the Company's stockholders.

On August 30, 2007, the parties amended the Merger Agreement to extend the expiration date of the Merger Agreement to October 31, 2007.

The Merger Agreement was filed as Exhibit 2.1 to the Company's current report on Form 8-K dated March 22, 2007, filed March 23, 2007 (Commission File No. 000-20793). A copy of the amendment to the Merger Agreement is attached to this report as Exhibit 2.1. The Merger Agreement and the amendment to the Merger Agreement are incorporated herein by reference. The foregoing descriptions of the Merger and the Merger Agreement, as amended, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Merger Agreement, as amended.

Item 7.01 Regulation FD Disclosure.

On March 30, 2007, the Company issued a press release announcing the amendment of the Merger Agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

2.1 Amendment, dated August 30, 2007, to Agreement and Plan of Merger, dated as of March 22, 2007, among Smithway Motor Xpress Corp., Western Express, Inc., and Western Express Acquisition Corporation

2.2 Agreement and Plan of Merger, dated as of March 22, 2007, among Smithway Motor Xpress Corp., Western Express, Inc., and Western Express Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Company's current report on Form 8-K dated March 22, 2007, filed March 23, 2007 (Commission File No. 000-20793))

The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

99.1 Press Release dated August 30, 2007

STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Except for historical information contained herein, the statements contained in this report and its exhibits may constitute forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "plans," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: failure of the proposed acquisition of the Company to close on a timely basis or at all as a result of unsatisfied closing conditions or other factors; failure to sustain operating profitability, which could result in violation of bank covenants and acceleration of indebtedness at several financial institutions; the ability to obtain financing on acceptable terms, and obtain waivers and amendments to current financing in the event of default; economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices, and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts, or changes in excess coverage, relating to accident, cargo, workers' compensation, health, and other claims; the resale value of used equipment and prices of new equipment; seasonal factors such as harsh weather conditions that increase operating costs; regulatory requirements that increase costs and decrease efficiency, including emissions standards and hours-of-service regulations; changes in management; and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this report, the included press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. The Company disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithway Motor Xpress Corp.

August 31, 2007	By:	Douglas C. Sandvig

Name: Douglas C. Sandvig
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Amendment, dated August 30, 2007, to Agreement and Plan of Merger, dated as of March 22, 2007, among Smithway Motor Xpress Corp., Western Express, Inc., and Western Express Acquisition Corporation
99.1	Press Release dated August 30, 2007